Consent of Independent Certified Public Accountants
            ---------------------------------------------------



We have issued our report dated January 18, 1995 accompanying the consolidated financial statements of Certron Corporation and Subsidiary appearing in the 1994 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended October 31, 1994, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.





S/Singer,Lewak, Greenbaum & Goldstein
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Singer, Lewak, Greenbaum & Goldstein
Los Angeles, California
May 10, 1995













                               EXHIBIT 23.1